Exhibit 99.2

NALCO

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on XXXXXX XX, 2011.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/NLC**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card – Nalco Holding Company 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. Adopt the Agreement and Plan of Merger dated as of July 19, 2011 among Ecolab, Inc., Sustainability Partners Corporation, a wholly-owned Subsidiary of Ecolab Inc. and Nalco Holding Company.	☐	☐	☐
2. Vote, on a non-binding advisory basis, to approve the compensation that may become payable to Nalco's named executive officers in connection with the completion of the transactions in the merger.	☐	☐	☐
3. Adjourn the Nalco special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01DVUB

Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders, [   ], 2011, Naperville, Illinois The undersigned hereby appoints Kathryn A. Mikells, Stephen N. Landsman, and Michael P. Murphy, or any of them, with full power of substitution, to represent and to vote the Common Stock of the undersigned at the special meeting of stockholders of Nalco Holding Company, to be held at 1601 West Diehl Road, Naperville, Illinois, on [   ], 2011, at 9:00 a.m., or at any adjournment thereof as specified on the reverse side and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed on the reverse side with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations as indicated on the reverse side. The Proxy Committee cannot vote your shares unless you sign and return this card, or use the telephone or internet voting services. Proxy — NALCO HOLDING COMPANY IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.